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                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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           FOR THIS TYPE OF ACCOUNT:              GIVE THE TAXPAYER IDENTIFICATION NUMBER OF:   NOTES:
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
  1.  An individual's account                     The individual
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  2.  Two or more individuals (joint account)     The actual owner of the account or, if          1
                                                  combined funds, any one of the individuals
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  3.  Husband and wife (joint account)            The actual owner of the account or, if          1
                                                  joint funds, either person
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  4.  Custodian account of a minor (Uniform Gift  The minor                                       2
      to Minors Act)
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  5.  Adult and minor (joint account)             The adult or, if the minor is the only          1
                                                  contributor, the minor
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  6.  Account in the name of guardian or          The ward, minor, or incompetent person          3
      committee for a designated ward, minor, or
      incompetent person
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  7.  (a) The usual revocable savings trust       The grantor-trustee                             1
          account (grantor is also trustee)
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     (b) So-called trust account that is not a    The actual owner                                1
         legal or valid trust under State law
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  8.  Sole proprietorship account                 The owner                                       4
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  9.  A valid trust, estate or pension trust      The legal entity. (Do not furnish the           5
                                                  identifying number of the personal
                                                  representative or trustee unless the legal
                                                  entity itself is not designated in the
                                                  account title.)
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  10. Corporate account                           The corporation
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  11. Religious, charitable, or educational       The organization
      organization account
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  12. Partnership account held in the name of     The partnership
      the business
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  13. Association, club, or other tax-exempt      The organization
      organization
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  14. A broker or registered nominee              The broker or nominee
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  15. Account with the Department of Agriculture  The public entity in the name of a public entity (such as a
      State or local government, school
      district, or prison) that receives
      agricultural program payments
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

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's Social Security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's Social Security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

     If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

     Payees specifically exempted from backup withholding on ALL payments include the following:

          -- A corporation.

          -- A financial institution.

          -- An organization exempt from tax under section 501(a), or an individual retirement plan.

          -- The United States or any agency or instrumentality thereof.

          -- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

          -- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

          -- An international organization or any agency or instrumentality thereof.

          -- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

          -- A real estate investment trust.

          -- A common trust fund operated by a bank under section 584(a).

          -- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

          -- An entity registered at all times under the Investment Company Act of 1940.

          -- A foreign central bank of issue.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

          -- Payments to nonresident aliens subject to withholding under section 1441.

          -- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

          -- Payments of patronage dividends where the amount received is not paid in money.

          -- Payments made by certain foreign organizations.

          -- Payments made to a nominee.

     Payments of interest generally subject to backup withholding include the following:

          -- Payments of interest on obligations issued by individuals. Note:
     You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

          -- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

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          -- Payments described in section 6049(b)(5) to nonresident aliens.

          -- Payments on tax-free covenant bonds under section 1451.

          -- Payments made by certain foreign organizations.

          -- Payments made to a nominee.

     Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

     (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

     (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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